                                                                   EXHIBIT 10(b)

                           CHANGE IN CONTROL AGREEMENT

         This AGREEMENT RE: CHANGE IN CONTROL (this "Agreement") is dated as of _____________, 2001 and is entered into by and between _________________________
("Executive") and Fleetwood Enterprises, Inc., a Delaware corporation (the "Company").

                                   BACKGROUND
                                   ----------

         The Company believes that because of its position in the industry, financial resources and historical operating results there is a possibility that the Company may become the subject of a Change in Control (as defined below), either now or at some time in the future.

         The Company believes that it is in the best interest of the Company and its stockholders to foster Executive's objectivity in making decisions with respect to any pending or threatened Change in Control of the Company and to assure that the Company will have the continued dedication and availability of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control. The Company believes that these goals can best be accomplished by alleviating certain of the risks and uncertainties with regard to Executive's financial and professional security that would be created by a pending or threatened Change in Control and that inevitably would distract Executive and could impair his ability to objectively perform his duties for and on behalf of the Company. Accordingly, the Company believes that it is appropriate and in the best interest of the Company and its stockholders to provide to Executive compensation arrangements upon a Change in Control that lessen Executive's financial risks and uncertainties and that are reasonably competitive with those of other corporations.

         With these and other considerations in mind, the Compensation Committee of the Company has authorized the Company to enter into this Agreement with the Executive to provide the protections set forth herein for Executive's financial security following a Change in Control.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt of which is hereby acknowledged, it is hereby agreed as follows:

                                    AGREEMENT
                                    ---------

         1. TERM OF AGREEMENT. This Agreement shall be effective from the date first written above and, subject to the provisions of Section 4, shall extend to (and thereupon automatically terminate) one (1) day after Executive's termination of employment with the Company for any reason. No termination of this Agreement shall limit, alter or otherwise affect Executive's rights hereunder with respect to a Change in Control which has occurred prior to such termination, including without limitation Executive's right to receive the various benefits hereunder.

         2. PURPOSE OF AGREEMENT. The purpose of this Agreement is to provide that, in the event of a "Change in Control," Executive may become entitled to receive certain additional benefits, as described herein, in the event of his termination under specified circumstances.

         3. CHANGE IN CONTROL. As used in this Agreement, the phrase "Change in Control" shall mean:

                  (i) Except as provided by subparagraph (iii) hereof, the acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries, or any executive benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than

                           (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

                           (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities; or

                  (iv) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

         4. EFFECT OF A CHANGE IN CONTROL. In the event of a Change in Control, Sections 6 through 11 of this Agreement shall become applicable to Executive. These Sections shall continue to remain applicable until the second anniversary of the date upon which the Change in Control occurs. On such second anniversary date, and provided that the employment of

Executive has not been terminated on account of a Qualifying Termination (as defined in Section 5 below), this Agreement shall terminate and be of no further force or effect.

         5. QUALIFYING TERMINATION. If within twelve (12) months following a Change in Control Executive voluntarily terminates his employment with the Company and its affiliated companies, or if following or within ninety (90) days prior to a Change in Control Executive's employment with the Company and its affiliated companies is terminated, such termination shall be conclusively considered a "Qualifying Termination" unless:

                  (a) Executive voluntarily terminates his employment with the Company and its affiliated companies on a date that is more than twelve (12) months after the Change in Control. Executive, however, shall NOT be considered to have voluntarily terminated his employment with the Company and its affiliated companies if, following, or within ninety (90) days prior to, the Change in Control, Executive's overall compensation is reduced or adversely modified in any material respect or his authority or duties are materially changed and he elects to terminate his employment within sixty (60) days following such reduction, modification or change. For such purposes, Executive's authority or duties shall conclusively be considered to have been "materially changed" if, without Executive's express and voluntary written consent, there is any substantial diminution or adverse modification in Executive's title, status, overall position, responsibilities, reporting relationship, general working environment (including without limitation secretarial and staff support, offices, and frequency and mode of travel), or if, without Executive's express and voluntary written consent, Executive's job location is transferred to a site more than fifty (50) miles away from his place of employment. In this regard as well, Executive's authority and duties shall conclusively be considered to have been "materially changed" if, without Executive's express and voluntary written consent, Executive no longer holds the same title or no longer has the same authority and responsibilities or no longer has the same reporting responsibilities, in each case with respect and as to a publicly held parent company which is not controlled by another entity or person.

                  (b) The termination is on account of Executive's death or Disability. For such purposes, "Disability" shall mean a physical or mental incapacity as a result of which Executive becomes unable to continue the performance of his responsibilities for the Company and its affiliated companies and which, at least three (3) months after its commencement, is determined to be total and permanent by a physician agreed to by the Company and Executive, or in the event of Executive's inability to designate a physician, Executive's legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified physician and the two physicians so nominated shall select a third physician who shall make the determination as to Disability.

                  (c) Executive is involuntarily terminated for "Cause." For this purpose, "Cause" shall be limited to only three types of events:

                           (1) the refusal of Executive to comply with a lawful, written instruction of the Board of Directors or Executive's immediate or departmental supervisor, which refusal is not remedied by Executive within a reasonable period of time after his receipt of written notice from the Company identifying the refusal, so long as the instruction is consistent with the scope and responsibilities of Executive's position prior to the Change in Control;

                           (2) an act or acts of personal dishonesty by Executive which were intended to result in substantial personal enrichment of Executive at the expense of the Company or any of its affiliated companies; or

                           (3) Executives conviction of any misdemeanor involving an act of moral turpitude or any felony.

         6. SEVERANCE PAYMENT. If Executive's employment is terminated as a result of a Qualifying Termination, the Company shall pay Executive within thirty (30) days after the Qualifying Termination a cash lump sum equal to one
(1) times Executive's Compensation, as hereinafter defined (the "Severance Payment"). Notwithstanding anything to the contrary herein, the sum of the aggregate present value of (i) such Severance Payment, (ii) any and all additional amounts or benefits which may be paid or conferred to or on behalf of Executive in accordance with subsections (a) or (b) of Section 7 hereof, and
(iii) any and all other amounts or benefits paid or conferred to or on behalf of Executive that constitute a "parachute payment" ("parachute payment," as defined in Section 280G(b)(2), or any successor thereto, of the Internal Revenue Code of 1986, as amended (the "Code")), shall not exceed an amount equal to one dollar less than three (3) times Executive's "base amount" ("base amount," as defined in Section 280G(b)(3), or any successor thereto, of the Code). For the avoidance of doubt, the purpose and intent of the foregoing sentence is to avoid giving rise to any obligation of the Company to reimburse the Executive for (or otherwise pay on Executive's behalf) any Excise Tax (hereinafter defined) pursuant to Section 8 hereof, to the extent of then-current applicable law. The Severance Payment payable by the Company to the Executive shall be reduced to the extent necessary to fulfill the requirement of the two immediately preceding sentences that payment of amounts includable in Executive's base amount shall not exceed an amount equal to one dollar less than three (3) times Executive's base Amount.

                  (a) For purposes of this Agreement, Executive's "Compensation" shall equal the sum of (i) Executive's highest annual salary rate with the Company, or any of its affiliated companies, within the three (3) year period ending on the date of Executive's Qualifying Termination, or such shorter period if Executive has been employed by the Company or any of its affiliated companies for a shorter period, plus (ii) a "Bonus Increment." The Bonus Increment shall equal the annualized average of all bonuses and incentive compensation payments paid to Executive during the two (2) year period immediately before the date of Executive's Qualifying Termination under all of the Company's bonus and incentive compensation plans or arrangements, or during such shorter period if Executive has been employed by the Company or any of its affiliated companies for a shorter period.

                  (b) The Severance Payment hereunder is in lieu of any severance payment that Executive might otherwise be entitled to from the Company in the event of a Change in Control under the Company's applicable severance pay policies, if any, or under any other oral or written agreement; PROVIDED, HOWEVER, that Executive shall continue to be entitled to receive the severance pay benefits under the Company's applicable policies, if any, or under another written agreement if and to the extent Executive's termination is not a Qualifying Termination after, or within ninety (90) days prior to, a Change in Control.

         7.       ADDITIONAL BENEFITS.

                  (a) In the event of a Qualifying Termination, any and all unvested stock options of Executive shall immediately become fully vested and exercisable.

                  (b) In the event of a Qualifying Termination, Executive shall be entitled to continue to participate in the following executive benefit programs which had been made available to Executive (including his family) before the Qualifying Termination: group medical insurance, group dental insurance, group-term life insurance and disability insurance. These programs shall be continued at no cost to Executive, except to the extent that tax rules require the inclusion of the value of such benefits in Executive's income. The programs shall be continued in the same way and at the same level as immediately prior to the Qualifying Termination. The programs shall continue for Executive's benefit for two (2) years after the date of the Qualifying Termination; PROVIDED, HOWEVER, that Executive's participation in each of such programs shall be earlier terminated or reduced, as applicable, if and to the extent Executive receives benefits as a result of concurrent coverage through another program.

         8. INDEMNIFICATION FOR EXCISE TAX. In the event that Executive becomes entitled to receive a Severance Payment in accordance with the provisions of Section 6 above, and notwithstanding the provision for a reduction in Severance Payment in Section 6, such Severance Payment and any other benefits or payments (including transfers of property) that Executive receives, or is to receive, pursuant to this Agreement or any other agreement, plan or arrangement with the Company in connection with a Change in Control of the Company ("Other Benefits") shall be subject to the tax imposed pursuant to Section 4999 of the Code (or any successor thereto) or any comparable provision of state law (an "Excise Tax"), the following rules shall apply:

                  (a)      The Company shall pay to Executive, within thirty
         (30) days after the Executive's Qualifying Termination, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax with respect to the Severance Payment or the Other Benefits and any federal, state and local income tax, FICA tax and Excise Tax upon such Gross-Up Payment, is equal to the amount that would have been retained by Executive if such Excise Tax were not applicable. It is intended that Executive shall not suffer any loss or expense resulting from the assessment of any Excise Tax or the Company's reimbursement of Executive for payment of any such Excise Tax.

                  (b) For purposes of determining whether any of the Severance Payments or Other Benefits will be subject to an Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by Executive in connection with a Change in Control of the Company or Executive's termination of employment

         (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code (or any successor thereto), and all "excess parachute payments" within the meaning of Section 280G(b)(l) of the Code (or any successor thereto) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code (or any successor thereto), (ii) the amount of the Severance Payments and Other Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Severance Payments or Other Benefits or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(l) and (4) of the Code (or any successor or successors thereto), after applying clause (i), above, and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and
         (4) of the Code (or any successor or successors thereto).

                  (c) For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of the Executive's Qualifying Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (d) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of the Executive's Qualifying Termination, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code (or any successor thereto) (the "Applicable Rate"). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of such Qualifying Termination (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus interest, determined at the Applicable Rate, payable with respect to such excess) at the time that the amount of such excess is finally determined.

         9. RIGHTS AND OBLIGATIONS PRIOR TO A CHANGE IN CONTROL. Prior to the date which is ninety (90) days before a Change in Control, the rights and obligations of Executive with respect to his employment by the Company shall be determined in accordance with the policies and procedures adopted from time to time by the Company and the provisions of any written employment contract in effect between the Company and Executive from time to time. This Agreement deals only with certain rights and obligations of Executive subsequent, or within ninety (90) days prior to, a Change in Control, and the existence of this Agreement shall not be treated as raising any inference with respect to what rights and obligations exist prior to the date which is ninety (90) days before a Change in Control. Unless otherwise expressly set forth in a separate written employment agreement between Executive and the Company, the employment of Executive is expressly at-will, and Executive or the Company may terminate Executive's employment with the Company at any time and for any reason, with or without cause, provided that if such termination occurs within ninety (90) days prior to or two (2) years after a Change in Control and constitutes a Qualifying Termination (as defined in Section 5 above) the provisions of this Agreement shall govern the payment of the Severance Payment and certain other benefits as provided herein.

         10. NON-EXCLUSIVITY OF RIGHTS. Subject to Section 6(c) hereof, nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Except as otherwise provided in
Section 6(c) hereof, amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date of any Qualified Termination shall be payable in accordance with such plan or program.

         11. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counter-claim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or to take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of Executive's successful collection efforts to receive amounts payable hereunder, or as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Section).

         12.      SUCCESSORS.

                  (a) This Agreement is personal to Executive, and without the prior written consent of the Company shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

                  (b) The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         13. GOVERNING LAW. This Agreement is made and entered into in the State of California, and the internal laws of California shall govern its validity and interpretation in the performance by the parties hereto of their respective duties and obligations hereunder.

         14. MODIFICATIONS. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto.

         15.      DISPUTE RESOLUTION.

                  (a) Any controversy or dispute between the parties involving the construction, interpretation, application or performance of the terms, covenants, or conditions of this Agreement or in any way arising under this Agreement (a "Covered Dispute") shall, on demand by either of the parties by written notice served on the other party in the manner prescribed in Section 16 hereof, be referenced pursuant to the procedures described in California Code of Civil Procedure ("CCP") Sections 638, ET seq., as they may be amended from time to time (or such procedures as nearly the same as may be available under the laws of California, the "Reference Procedures"), to a retired Judge from the superior court of California for the County of Riverside (the "Venue County") for a decision.

                  (b) The Reference Procedures shall be commenced by either party by the filing in the superior court of Venue County a petition pursuant to CCP Section 638(1) (or such procedures as nearly the same as may be available under the laws of California, a "Petition"). Said Petition shall designate as a referee a Judge from the list of retired superior court Judges from the Venue County who have made themselves available for trial or settlement of civil litigation under said Reference Procedures. If the parties hereto are unable to agree on the designation of a particular retired superior court Judge of the Venue County, or the designated Judge is unavailable or unable to serve in such capacity, request shall be made in said Petition that the Presiding or Assistant Presiding Judge of the superior court of the Venue County appoint as referee a retired superior court Judge from the aforementioned list.

                  (c) Except as hereafter agreed by the parties, the referee shall apply the internal law of the State of California in deciding the issues submitted hereunder. Unless formal pleadings are waived by agreement among the parties and the referee, the moving party shall file and serve its complaint within fifteen (15) days from the date a referee is designated as provided herein, and the other party shall have fifteen (15) days thereafter in which to plead to said complaint. Each of the parties reserves its respective rights to allege and assert in such pleadings all claims, causes of action, contentions and defenses which it may have arising out of or relating to the general subject matter of the Covered Dispute that is being determined pursuant to the Reference Procedures. Reasonable notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee. Discovery shall be conducted as the parties agree or as allowed by the referee. Unless waived by each of the parties, a reporter shall be present at all proceedings before the referee.

                  (d) It is the parties' intention by this Section 15 that all issues of fact and law and all matters of a legal and equitable nature related to any Covered Dispute will be submitted for determination by a referee designated as provided herein. Accordingly, the parties hereby stipulate that a referee designated as provided herein shall have all powers of a Judge of the superior court including, without limitation, the power to grant equitable and interlocutory and permanent injunctive relief.

                  (e) Each of the parties specifically (i) consents to the exercise of jurisdiction over his person by a referee designated as provided herein with respect to any and all Covered Disputes; and (ii) consents to the personal jurisdiction of the California courts with respect to any appeal or review of the decision of any such referee.

                  (f) Each of the parties acknowledges that the decision by a referee designated as provided herein shall be a basis for a judgment as provided in CCP Section 644 and shall be subject to exception and review as provided in CCP Section 645, or such procedures as nearly the same as may be available under the laws of California.

                  (g) The Company shall pay all fees and costs incurred by Executive in connection with the Reference Procedures for a Covered Dispute other than attorneys' fees incurred by Executive.

         16. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other addresses the party addressed may have substituted by notice pursuant to this Section:

                  To the Company:                      To Executive:

                  Fleetwood Enterprises, Inc.          -------------------------
                  3125 Myers Street                    Home Address
                  Riverside, California  92503-5527    City, State, Zip
                  Attn:  General Counsel

         17. CAPTIONS. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.

         18. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one in the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the day and year first written above.

                             --------------------------
                             [Name of Executive]



                             FLEETWOOD ENTERPRISES, INC.,
                             a Delaware corporation

                             By:
                                -----------------------------------------------

                                Name:
                                     ------------------------------------------

                                Title:
                                      -----------------------------------------